EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 27, 1998 appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 23, 1998